UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2008

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 21, 2008, as part of the United States Department of the Treasury’s (“Treasury”) Capital Purchase Program, Taylor Capital Group, Inc. (the “Company”) entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the Treasury, pursuant to which the Company sold, for an aggregate purchase price of $104,823,000, (i) 104,823 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,462,647 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series B Preferred Stock will qualify as Tier 1 capital and will pay cumulative compounding dividends at a rate of 5% per year for the first five years, and 9% per year thereafter. The Company may not redeem the Series B Preferred during the first three years except with proceeds from the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”). After three years, the Company may redeem shares of the Series B Preferred Stock for the per share liquidation amount of $1,000 per share, plus any accrued and unpaid dividends. The restrictions on redemption are set forth in the Certificate of Designations of the Series B Preferred Stock (the “Series B Certificate of Designations”) described in Item 5.03 below.

Prior to the third anniversary of the Treasury’s purchase of the Series B Preferred Stock, unless the Series B Preferred Stock has been redeemed or the Treasury has transferred all of the Series B Preferred Stock to third parties, the consent of the Treasury will be required for the Company to (i) pay any dividend on its Common Stock or (ii) repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. The Series B Preferred Stock will be non-voting except for the class voting rights on matters that would adversely affect the rights of the holders of the Series B Preferred Stock. The Series B Preferred Stock is not subject to any contractual restrictions on transfer.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $10.75 per share of the Common Stock. The Warrant will not be subject to any contractual restrictions on transfer, provided that the Treasury may only transfer a portion or portions of the Warrant with respect to, or exercise the Warrant for, more than one-half of the initial Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of at least $104,823,000 from one or more Qualified Equity Offerings, and (ii) December 31, 2009. If the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds equal to at least $104,823,000, then the number of Warrant Shares will be reduced to 50% of the original number of

Warrant Shares. Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.10 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series B Preferred Stock may be deposited and depository shares (“Depositary Shares”), representing fractional shares of Series B Preferred Stock, may be issued. The Company has agreed to register the Series B Preferred Stock, the Warrant, the Warrant Shares and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series B Preferred Stock and the Warrant.

Item 3.03.	Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distribution on, or purchase, redeem or otherwise acquire for a consideration shares of, its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions including a restriction against declaring dividends on the Company’s Common Stock without the prior approval of Treasury. The redemption, purchase or other acquisition of trust preferred securities of the Company will also be restricted. These restrictions will terminate on the earliest of (a) the third anniversary of the date of issuance of the Series B Preferred Stock and (b) the date on which the Series B Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series B Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Series B Certificate of Designations, the ability of the Company to declare or pay dividends or distributions, on or repurchase, redeem or otherwise acquire for consideration shares of its Junior Stock and Parity Stock will be subject to restriction in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for the payment thereof) on its Series B Preferred Stock. These restrictions are set forth in the Series B Certificate of Designations described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company, the terms of which expressly provide that it ranks junior to the Series B Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company, the terms of which do not expressly provide that such class or series of stock ranks junior to the Series B Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, until the Treasury no longer owns any shares of the Series B Preferred Stock, the Warrant or Warrant Shares, the Company’s employee benefit plans and other executive compensation arrangements for its Senior Executive Officers (collectively, “Benefit Plans”) must continue to comply in all respects with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and the Treasury’s rules. The Company’s “Senior Executive Officers” are initially, Messrs. Bruce W. Taylor, Mark A. Hoppe, Michael J. Morton, Randall T. Conte and Ms. Robin VanCastle. Each of the Company’s Senior Executive Officers executed a waiver pursuant to the terms of the Purchase Agreement, a form of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference

Each of the Company’s Senior Executive Officers entered into a TARP Capital Purchase Program Compliance, Amendment and Consent Agreement with the Company for the purpose of amending each Senior Executive Officer’s Benefit Plans in order to comply with the relevant elements of the EESA and the Treasury’s rules. A Form of the TARP Capital Purchase Program Compliance, Amendment and Consent Agreement, including the TARP Capital Purchase Program Plan Annex, the TARP Capital Purchase Program SEO Agreement Annex and the TARP Capital Purchase Program Clawback Policy, is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article FOURTH of the Company’s Third Amended and Restated Certificate of Incorporation authorizes the Company’s Board of Directors to designate a class or series of preferred stock and to fix the designations, powers, preferences and rights of shares of any such class or series and the qualifications, limitations or restrictions thereof. On November 20, 2008, the Company filed the Series B Certificate of Designations with the Secretary of State of the State of Delaware to fix the designations, preferences, limitations and relative rights of the Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference of $1,000 per share. The Series B Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

On November 24, 2008, the Company issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated November 19, 2008

4.1	Warrant, dated November 21, 2008

10.1	Letter Agreement, dated November 21, 2008, between Taylor Capital Group, Inc. and United States Department of the Treasury, which includes the Securities Purchase Agreement attached thereto, with respect to the issuance and sale of the Series B Preferred Stock and the Warrant

10.2	Form of Waiver, executed by each of the Senior Executive Officers

10.3	Form of TARP Capital Purchase Program Compliance, Amendment and Consent Agreement, executed by each of the Senior Executive Officers

99.1	November 24, 2008 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2008

TAYLOR CAPITAL GROUP, INC.

By:	/s/ ROBIN VANCASTLE
Robin VanCastle
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated November 19, 2008

4.1	Warrant to Purchase Common Stock, dated November 21, 2008

10.1	Letter Agreement, dated November 21, 2008, between Taylor Capital Group, Inc. and United States Department of the Treasury, which includes the Securities Purchase Agreement attached thereto, with respect to the issuance and sale of the Series B Preferred Stock and the Warrant

10.2	Form of Waiver, executed by each of the Senior Executive Officers

10.3	Form of TARP Capital Purchase Program Compliance, Amendment and Consent Agreement, executed by each of the Senior Executive Officers

99.1	November 24, 2008 Press Release